UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  May 8, 2012

BELLA PETRELLA’S HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Florida	333-169145	27-0645694
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9085 Charles E. Limpus Road, Orlando, Florida 32836
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 516-375-6649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

(a)(1) On May 8, 2012 we entered into a Purchase and Sale Agreement and Mutual General Release with Joseph M. Petrella, Jr., a consultant and stockholder.  Other parties to the agreement and release were JVW Entertainment, Inc., our controlling stockholder, John V. Whitman, Jr., our chief executive officer, and Joseph M. Petrella, III, our Vice President for Retail Sales.

(a)(2)  Pursuant to the agreement and release, we sold back to Mr. Petrella, Jr. all of our interest in the pasta sauce and salsa products, trademarks and all related business which we had purchased from Mr. Petrella, Jr. on March 5, 2010.  In consideration for the transaction:

Mr. Petrella Jr. and we mutually terminated his consulting agreement and non-compete agreement; Mr. Petrella, Jr. surrendered for cancellation 940,000 shares of our common stock which he and his family members owned on the date of the agreement, and 1,000,000 common stock purchase warrants; Mr. Petrella, Jr. cancelled all accrued and unpaid compensation under the consulting agreement; and, Mr. Petrella, Jr. surrendered for cancellation promissory notes in the principal amount of  $300,000 which JVW Entertainment had given in purchase of shares of founder’s shares from Mr. Petrella, Jr.

Mr. Petrella, III resigned from his vice presidency, cancelled all accrued and unpaid compensation and surrendered 99,868 shares of our common stock for cancellation which he owned on the date of the agreement.

All parties gave a mutual general release to all other parties.

Following this transaction, we have no relationship with Mr. Petrella, Jr. and Mr. Petrella, III, whether by contract, employment or securities ownership, and we are required to change our name to something that does not include the words “Bella Petrella’s”.

Section 2 – Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets

As described in Item 1.01, above, we have disposed of our pasta sauce and salsa products business.  Since inception, we have earned total revenues of $264,267 from sales of the pasta sauce and salsa products and incurred expenses of $1,231,512 related to our pasta sauce and salsa products business.  We expect to reduce our accounts payable by an aggregate of approximately $240,171 related to the accrued and unpaid of consulting fees to Mr. Petrella, Jr. and of salary to Mr. Petrella, III.  These adjustments will be made in our financial statements for the fiscal year ended May 31, 2012.

In connection with this disposal, we will also remove from our balance sheet $5,000 in value of trademarks associated with the pasta sauce and salsa products and accounts receivable and cash derived from sales of the pasta sauce and salsa products.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

We do not expect to incur any costs associated with our exit from our pasta sauce and salsa products business.

Section 5 – Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We will amend our Articles of Incorporation to change our name to “Big Three Restaurants, Inc.”.  We believe this name is compatible with our current trading symbol of “BTHR”.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

We expect JVW Entertainment, as our controlling stockholder, to approve the amendment to our Articles of Incorporation changing our name.

Section 8 – Other events

Item 8.01.  Other Events.

We intend to focus our efforts and resources on development and expansion of our pizza and sports bar restaurant and franchising of our pizza and sports bar restaurant concept, which we believe will be more profitable than continuing use of our resources in marketing the pasta sauce and salsas products.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement and Mutual General Release dated May 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLA PETRELLA’S HOLDINGS, INC.

/s/ John V. Whitman, Jr.
John V. Whitman, Jr.
Chief Executive Officer

May 9, 2012